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                                                                  EXHIBIT 23 (1)













INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, 33-57748, 33-86654, 33-20801, 333-53485,
333-53487, 333-64714 and 333-89071 of Layne Christensen Company on Form S-8 of our report dated March 22, 2002, appearing in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2002.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Layne Christensen Company listed in Item 14 (a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Kansas City, Missouri
April 2, 2002



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